Exhibit 99.2

SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”) is entered into as of July 31, 2007, by and among PainCare Holdings, Inc. (“PainCare”) and PainCare Acquisition Company XVIII, Inc. (“PainCare Sub”) (PainCare and PainCare Sub are hereinafter sometimes referred to as the “Sellers”) and Piedmont Centers for Spinal Disorders of Virginia, P.C. (the “Practice”) and Lawrence F. Cohen, M.D. (the “Dr. Cohen”)(the Practice and Dr. Cohen are hereinafter sometimes referred to as the “Purchasers”). Each of the Sellers and the Purchasers may be referred to herein as a “Party” or collectively, as the “Parties.”

RECITALS

A. On August 9, 2005, the Sellers, Piedmont Centers for Spinal Disorders, P.C. (the “Original Practice”), the Practice and Dr. Cohen effected a series of related transactions (the “Purchase Transactions”) by which: (i) Dr. Cohen formed the Practice and (a) pursuant to that certain General Assignment and Bill of Sale dated August 9, 2005, the Original Practice transferred all right title and interest to its Medical Assets to the Practice, and (b) pursuant to that certain Assignment and Assumption Agreement dated August 9, 2005, the Practice assumed certain contracts and liabilities of the Original Practice in order for the Practice to continue the business of the Original Practice; (ii) PainCare Sub acquired all of the non-medical assets of the Original Practice pursuant to that certain Merger Agreement and Plan of Reorganization dated August 9, 2005 (the “Merger Agreement”); and (iii) the Practice and PainCare Sub entered into that certain Management Services Agreement, dated August 9, 2005 (the “Management Agreement”) pursuant to which PainCare Sub would manage the business operations of the Practice.

B. One or more of the Parties have become dissatisfied with the arrangement contemplated by the Purchase Transactions and the conduct of the business in the form created by the Purchase Transactions. In addition, certain disagreements and disputes have arisen among the Parties. Each side of this dispute denies that it has engaged in any misconduct or legally actionable conduct of any kind.

C. The Sellers, on the one hand, and the Purchasers, on the other, have accordingly concluded that it is in their mutual best interest to settle all claims they may have against each other and to unwind the Purchase Transactions. By this Settlement Agreement and the ancillary documents hereto, it is the Parties’ intent to unwind the Purchase Transactions by severing completely the relationship between the Sellers and the Purchasers created by the Purchase Transactions, which will include the termination of all agreements linking the Parties together. Therefore, to effectuate the unwinding of the Purchase Transactions: (i) PainCare Sub desires to sell, and the Practice desires to purchase, all of the Non-Medical Assets (as defined in Section 2.a hereof) for a purchase price of One Hundred Fifty Two Thousand and 00/100 Dollars ($152,000.00) plus the total amount of proceeds generated from the sale (as described in more detail below) of Eighty Thousand (80,000) shares of PainCare common stock owned by Dr. Cohen (such 80,000 shares, the “PainCare Shares”); and, in connection therewith (ii) PainCare Sub and Practice desire terminate the Management Agreement and any and all other agreements between the Parties, all pursuant to the terms and conditions of, and as more fully described in, this Settlement Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Settlement Agreement agree as follows:

TERMS AND CONDITIONS

1. Purpose of Settlement Agreement and Absence of Liability.

a. This Settlement Agreement and any and all schedules, exhibits and ancillary documents hereto (collectively, the “Settlement Documents”) are being executed for the purposes of (a) unwinding the Purchase Transactions; (b) providing for an orderly and amicable separation of the Parties, and (c) compromising and settling all disputes between them, which shall be accomplished by the Practice purchasing the Non-Medical Assets from the PainCare Sub for the sum of One Hundred Fifty Two Thousand and 00/100 Dollars ($152,000.00) plus the total amount of proceeds generated from the sale of the PainCare Shares, in exchange for the Non-Medical Assets, the termination of the Management Agreement and other agreements, and the agreements of the Sellers and the Purchasers to release each other under the terms of the General Releases in the form of Exhibit 4(a) and Exhibit 4(b), respectively.

b. It is expressly understood and agreed, as a condition hereof, that any payment or agreement associated with this Settlement Agreement will not constitute or be construed as an admission of liability on the part of any of the Parties to this Settlement Agreement.

c. The Purchasers and the Sellers acknowledge and agree that the price to be paid by the Purchasers pursuant to Section 1.a above, including all agreements for compromising and settling the disputes between the parties, (i) constitutes fair value for the Non-Medical Assets and other agreements and consideration to be delivered hereunder by the Sellers, and (ii) was determined pursuant to arms-length negotiations between a willing buyer and willing seller, with neither party under any obligation to consummate this transaction.

2. Transfer of Non-Medical Assets and Sale of PainCare Shares.

a. Sale of Non-Medical Assets to Practice. Subject to the terms and conditions of this Settlement Agreement, effective as of the Closing Date (as defined in Section 7 below), the Practice shall purchase, and the PainCare Sub shall sell, transfer, convey, assign and deliver to the Practice all rights, title and interest in and to all Non-Medical Assets (as defined in the Bill of Sale below). The Non-Medical Assets expressly exclude the Excluded Assets described in Section 2.d below (it being expressly understood that the goodwill and going concern value pertaining to the Non-Medical Assets, the Sellers and the business of the Sellers are an Excluded Asset). The PainCare Sub shall enter into that certain Bill of Sale in substantially the same form as attached hereto as Exhibit 2(a), which is incorporated herein by reference, for the purpose of effectuating the transfer of the Non-Medical Assets to the Practice. The Sellers hereby further agree that they shall execute such further instruments as customary and reasonable to transfer ownership of the Non-Medical Assets to the Practice, and to take such other actions as may be reasonably required to effect the ownership transfers contemplated in this Settlement Agreement and the Bill of Sale.

b. Purchase Price and Covenants. The Practice covenants and agrees to (i) pay at Closing by wire transfer to PainCare in accordance with the wiring instructions to be given by PainCare the sum of One Hundred Fifty Two Thousand and 00/100 Dollars ($152,000.00)(the “Cash Due At Closing”), (ii) pay the PainCare Shares Remaining Sale Proceeds (the terms under which the PainCare Shares will be sold and the proceeds payable are provided in Section 2(c) below) by wire transfer in accordance with instructions to be given by PainCare, (iii) assume the liabilities described in Section 2.e below, and (iv) forgive and cancel the obligation of PainCare to pay any (A) accrued and unpaid past due Intended or Adjusted Installment Payment or Installment Payment Premium (as defined in the Merger Agreement) of cash and PainCare stock and (B) future Installment or Adjusted Installment Payment or Installment Payment Premium of cash and PainCare stock (collectively, the “Purchase Price”).

c. Sale of PainCare Shares. The sale of the PainCare Shares is to be arranged by a broker of PainCare’s choice or if such broker is unable to accept the PainCare Shares as contemplated hereby or imposes unreasonable conditions on its acceptance of such Shares then, in such event, the sale of the PainCare Shares is to be arranged by another broker acceptable to both parties (the “Broker”). Dr. Cohen agrees immediately subsequent to the Closing to transfer, as directed by PainCare, the PainCare Shares to Broker. Dr. Cohen represents and warrants to the Sellers that the PainCare Shares constitute a portion of the shares of PainCare stock owned by Dr. Cohen immediately prior to the Closing. Upon receipt of the PainCare Shares and a letter of instruction from Dr. Cohen, the Broker will arrange for the sale of the PainCare Shares, the proceeds of which will belong to and be promptly paid (and in all cases within five (5) days of the sale) to PainCare as follows: (i) Broker will attempt to sell the PainCare Shares, as requested by PainCare, at any price not less than thirty cents ($0.30) per share between the Closing Date and September 30, 2007; and (ii) to the extent any of the PainCare Shares remain unsold as of the close of business on September 30, 2007, Broker promptly, and in no event later than December 31, 2007, shall sell all of the remaining PainCare Shares at any price, which shall be the highest price Broker can obtain for the remaining PainCare Shares at that time, the proceeds of which shall belong to and be promptly paid (and in all cases within five (5) days of the sale) to PainCare. Dr. Cohen and PainCare will enter into at Closing a pledge agreement in substantially the same form as attached hereto as Exhibit 2(c)(i) (the “Pledge Agreement”) pursuant to which PainCare will have a security interest in the PainCare Shares until such time as the PainCare Shares have been sold and the proceeds have been paid to PainCare Sub (as provided herein). For avoidance of doubt, the Parties acknowledge and agree that (i) the Purchasers are not guaranteeing any particular price or amount of proceeds resulting from the sale of the PainCare Shares, and (ii) no further performance or other obligations other than as provided herein shall exist on the part of either of the Purchasers with respect to the PainCare Shares after the Closing.

d. Excluded Assets. Section 2.a notwithstanding, the PainCare Sub shall not sell, transfer, assign, convey or deliver to the Practice, and the Practice is not acquiring any of the following assets of the PainCare Sub (collectively, the “Excluded Assets”):

i. Goodwill. The goodwill and going concern value pertaining to the Non-Medical Assets, the Sellers and the business of the Sellers, provided however that such goodwill and going concern value does not include any rights under any non-competition, non-solicitation or similar restrictive covenants or agreements in favor of the Sellers and made by Dr. Cohen or any other person affiliated with the Practice (which rights are being terminated in connection with the Purchase Transactions).

ii. Tax Credits and Records. Federal, state and local income and other tax credits and tax refund claims and associated returns and records, provided the Practice shall have reasonable access to such records to the extent reasonably necessary for the Purchasers’ own tax planning or returns.

iii. Business Documents. The organizational documents of the Sellers, including without limitation its minute books, general accounting records, correspondence, policies, procedures, reports, data, the financial statements and records of the Sellers and any other documents which are not part of the Non-Medical Assets.

iv. Equipment. The following equipment shall be part of the Excluded Assets: (A) that certain Philips BV Pulsera 9” Mobile C-Arm with PMT Management Table and related equipment (collectively, the “C-Arm”).

The parties hereby agree that PainCare will arrange with Purchasers for the pick-up of the C-Arm at the Practice business location (the “Location”) within 30 days of the Closing (the “Pick-up Time”). The Purchaser hereby represents and warrants that to the best of his knowledge and belief the C-Arm has not been damaged and will be at the Pick-up Time in good working order. In addition, the Purchasers agree to provide access to the Location at the Pick-up Time for purposes of removing the C-Arm and in connection therewith, will cooperate in good faith and will provide all reasonable assistance necessary to allow for the removal of the C-Arm.

v. Cash. All cash, cash equivalents, bank deposits or accounts, securities, short-term investments or similar items held by or owned by the Sellers and all documentation related thereto.

For avoidance of doubt, the cash, cash equivalents, bank deposits (including without limitation the deposits with First Citizens Bank, Danville Virginia) and accounts, securities, short-term investments and similar items held by or owned by the Practice are not the property of PainCare Sub or PainCare. In anticipation of the Closing, the Sellers covenant and agree not to sweep or take any other action to remove or claim any interest whatsoever in the bank deposits of the Practice at First Citizens Bank, Danville Virginia, or any other such deposits belonging to the Practice, on or after July 19, 2007.

e. Assumption of Liabilities. On the Closing Date, Practice shall assume only those liabilities associated with the vendors expressly identified on Exhibit 2(e)(i) attached hereto (collectively the “Assumed Liabilities”). On the Closing Date, the Practice shall assume only those obligations, liabilities, duties and responsibilities that arise on and after the Closing Date under and pursuant to those contracts expressly listed on Exhibit 2(e)(ii) (the “Assumed Contracts”). On the Closing Date, the Parties shall execute and deliver (i) an Assumption of Liabilities Agreement in the form attached hereto as Exhibit 2(e)(iii), evidencing Practice’s assumption of the Assumed Liabilities, (ii) an Assignment and Assumption of Contracts Agreement in the form attached as Exhibit 2(e)(iv), evidencing Practice’s assumption of all of the Assumed Contracts (except for real property leases), and (iii) for the practice location, an Assignment and Assumption of Lease, in the form attached as Exhibit 2(e)(v), evidencing Practice’s assumption of the lease for the Practice location. The parties acknowledge and agree that other than the Assumed Liabilities and Assumed Contracts (including the real property lease pursuant to the Assumption of Lease), neither Practice nor Dr. Cohen is assuming any accounts payable, debts, salary, wages, employee benefit obligations, paid-time off obligations or other obligations or liabilities whatsoever pursuant to this Agreement, except if and to the extent expressly set forth in this Agreement. For avoidance of doubt, PainCare Sub is retaining any and all liabilities which it is otherwise responsible for except as otherwise provided herein all of which are listed on Exhibit 2(e)(iii) attached hereto (collectively the “Retained Liabilities”).

3. Termination of the Management Services Agreement and Other Agreements.

a. PainCare Sub and Practice shall terminate the Management Agreement as of the Closing Date pursuant to that certain Management Services Termination Agreement attached hereto as Exhibit 3(a) (the “Management Services Termination Agreement”). As a result of the termination of the Management Agreement, no Party to the Management Agreement shall have any further or continuing obligation or responsibility to the other Party pursuant to such agreement, including without limitation (i) the payment of any amounts, including without limitation any “Termination Payment” as defined therein, or performance of any obligations under the terms of the Management Agreement, or (ii) pursuant to any restrictive covenants referenced in the Management Agreement on or after the Closing Date.

b. In addition to the termination of the Management Agreement, all other agreements, written or oral, among the Parties, including without limitation the Employee Lease Agreement, shall be terminated as of the Closing Date pursuant to the Termination Agreement attached hereto as Exhibit 3(b), and no Party thereto shall have any obligation or responsibility to any other Party thereto under the terms of any such agreements on or after the Closing Date.

c. In connection with the termination of the foregoing agreements, the parties are hereby deemed to have waived any applicable termination provisions contained in such agreements or any and all other conditions (including, but not limited to, any conditions precedent or conditions subsequent) to the termination thereof.

4. Mutual Releases.

a. In consideration of (i) the releases given hereby by the Sellers, (ii) the agreement of the Sellers to terminate the Management Agreement and other agreements, (iii) the agreement of the Sellers to sell to the Practice the Non-Medical Assets, and (iv) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchasers shall execute that certain General Release in favor of the Sellers in substantially the same form as attached hereto as Exhibit 4(a).

b. In consideration of (i) the releases given hereby by the Purchasers, (ii) the agreement of the Purchasers to terminate the Management Agreement and other agreements, (iii) the Practice’s purchase of the Non-Medical Assets, and (iv) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers shall execute that certain General Release in favor of the Purchasers in substantially the same form as attached hereto as Exhibit 4(b).

5. Representations and Warranties by the Purchasers. Each of the Purchasers jointly and severally represents, warrants and covenants to the Sellers as follows:

a. The statements made by such Purchaser in this Section 5 are and will be correct and complete as of the date of the Effective Date of this Settlement Agreement and as of the Closing Date.

b. Such Purchaser has the full power and authority to execute, deliver and perform this Settlement Agreement and the documents to be delivered by it/him under this Settlement Agreement.

c. This Settlement Agreement and the Settlement Documents to be executed and delivered by such Purchaser constitutes the legal, valid and binding obligations of such Purchaser, and will be enforceable in accordance with their respective terms against such Purchaser, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

d. The execution and delivery by each Purchaser of this Settlement Agreement and the Settlement Documents, and any and all other agreements, documents or instruments contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchasers do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default or event of default under, (iii) give any third party the right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval exemption or other action by or notice to any court or governmental authority pursuant to, the articles of incorporation or bylaws of such corporate Party or any regulation, order or contract to which any of the Purchasers are subject.

e. The Purchasers have not employed any broker, finder, advisor, consultant or other intermediary in connection with this Settlement Agreement or the transaction contemplated hereby who is or might be entitled to any fee, commission or other compensation from any of the Sellers, upon or as a result of the execution of this Settlement Agreement or the consummation of the transactions contemplated hereby.

6. Representations and Warranties by the Sellers. Each of the Sellers jointly and severally represents and warrants to the Purchasers as follows:

a. The statements made by the Sellers in this Section 6 are and will be correct and complete as of the date of this Settlement Agreement and as of the Closing Date.

b. Each of the Sellers is a corporation, validly existing and in good standing under the laws of the State of their domicile.

c. This Settlement Agreement and the Settlement Documents to be executed and delivered by each Seller have been duly approved by all requisite action of such Seller, and such Seller has full power and authority to execute, deliver and perform this Settlement Agreement, together with all of the Settlement Documents to be executed and delivered by it.

d. PainCare Sub owns, has not assigned, and has the full right to sell the Non-Medical Assets, free and clear of any claim, lien, encumbrance, option to purchase by, or other rights of any third person arising by, through or under any Seller, and any imposed by any prior or current agreements to which any Purchaser is a party other than that certain loan obligation to HBK Investments L.P., a Delaware limited partnership (“HBK”) as provided in that certain Loan and Security Agreement, dated as of May 10, 2005, as amended from time to time, and entered into by and between Sellers and HBK, among others (hereinafter referred to sometimes as the “HBK Debt” or “HBK Loan Agreement”), and all of which claims, liens, encumbrances, options or other rights in favor of HBK and any other parties pursuant to the HBK Loan Agreement will be released prior to or simultaneously with Closing (as defined below).

e. This Settlement Agreement and the Settlement Documents to be executed and delivered by each of the Sellers constitutes the legal, valid and binding obligations of such Seller, and will be enforceable in accordance with their respective terms against such Seller, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

f. The execution and delivery by each Seller of this Settlement Agreement and the Settlement Documents, and any and all other agreements, documents or instruments contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default or event of default under, (iii) give any third party the right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval exemption or other action by or notice to any court or governmental authority pursuant to, the articles of incorporation or bylaws of the Sellers or any regulation, order or contract to which any of the Sellers are subject, except for the consent of HBK as required under the HBK Loan Agreement, which consent will be obtained prior to the Closing.

g. PainCare Sub (i) has title to all of the Non-Medical Assets and will transfer same to the Practice, free and clear of all claims, liens, encumbrances, options to purchase, or other rights of any third person, and (ii) has contractual rights to those Non-Medical Assets which are expressly identified on Exhibit 2(e)(ii) attached hereto as being leased by PainCare Sub and not owned. THE NON-MEDICAL ASSETS WHICH ARE TANGIBLE PERSONAL PROPERTY ARE BEING SOLD “AS IS, WHERE IS” AND SELLERS DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL OTHER WARRANTIES RELATING TO THE CONDITION, USABILITY, OR AGE OF SUCH NON-MEDICAL ASSETS. To the extent assignable, Sellers shall transfer and assign their rights to any warranties relating to the Non-Medical Assets to the Practice.

h. The Sellers have not employed any broker, finder, advisor, consultant or other intermediary in connection with this Settlement Agreement or the transaction contemplated hereby who is or might be entitled to any fee, commission or other compensation from any of the Purchasers, upon or as a result of the execution of this Settlement Agreement or the consummation of the transactions contemplated hereby.

i. The Sellers have delivered to the Purchasers an unaudited balance sheet of the PainCare Sub and the Practice as of June 30, 2007 (the “Financial Statement Date”), and the related unaudited statements of income for the period then ended (collectively, the “Financial Statements”). The Financial Statements were prepared from the books and records of such entities, which are correct and complete, except to the extent any errors or omissions have resulted from information provided by any of the Purchasers. The Financial Statements present fairly and accurately the financial position of such entities and the results of its operations as of the respective dates and for the periods presented therein and have been prepared in accordance with GAAP except as explained in footnotes and year-end closing adjustments and except to the extent any errors or omissions have resulted from information provided by any of the Purchasers or their employees or agents. To the knowledge of the Sellers, neither the PainCare Sub nor the Practice has undergone any material adverse change in its business, condition (financial or otherwise) or prospects, or suffered any material damage, destruction or loss (whether or not covered by insurance) since the Financial Statement Date. Since the Financial Statement Date, the PainCare Sub and the Practice have operated only in the ordinary course of business, and no change has been made or transaction entered into in anticipation of the transactions contemplated by this Settlement Agreement. For avoidance of doubt, the Parties hereby acknowledge and agree that notwithstanding any reference to a receivable or other monies due from the Sellers in the Financial Statements that the Sellers do not owe and shall not be required to pay any such debt to the Purchasers.

j. Except as set forth in the Financial Statements, to the Sellers’ knowledge neither the PainCare Sub nor and the Practice has any liability, debt or obligation, whether known or unknown, absolute or contingent, arising under contract, in tort, by statute or regulation or otherwise, accrued or unaccrued, liquidated or unliquidated and due or to become due, and whether for the payment of money, the provision of goods or services or the performance of any other obligation (a “Liability”) except Liabilities which have arisen after the Financial Statement Date in the ordinary course of business, consistent with historical practice (none of which Liabilities arises out of or relates to any breach of contract, breach of warranty, tort, infringement or violation of law) and except to the extent any Liabilities have resulted from the action or inaction by any of the Purchasers.

k. To the Sellers’ knowledge, as of the date of this Settlement Agreement, neither the Financial Statements nor any other information regarding the PainCare Sub and the Practice delivered by the Sellers to the Purchasers contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

7. Closing.

a. The closing of the transactions contemplated by this Settlement Agreement (the “Closing”) shall be held on or before midnight Eastern Time on July 27, 2007 (the “Closing Date”), or such other time, as agreed upon in writing by the Parties hereto and shall be handled via facsimile execution with originals to follow via overnight delivery.

b.	At the Closing:

(i)	The Sellers shall deliver to the Purchasers the following:

(1)	A duly executed Bill of Sale for the Non-Medical Assets;

(2)	A duly executed Management Services Termination Agreement;

(3)	A duly executed Termination Agreement;

(4)	A duly executed General Release in favor of Purchasers;

(5)	A duly executed Assignment and Assumption of Contracts for the Practice;

(6)	A duly executed Assignment and Assumption of Leases for the Practice;

(7)	A duly executed Pledge Agreement;

(8)	A duly executed Secretary’s Certificate of PainCare and the PainCare Sub certifying as to the resolutions approved by the Board of Directors of each of the Sellers to enter into this Settlement Agreement and consummate the transactions contemplated hereby and a Certificate of Good Standing of each of the Sellers, all of which shall be attached to the Secretary’s Certificate; and

(9)	Such other documents and certificates as are required or otherwise reasonably requested by the Purchasers pursuant to the provisions of this Settlement Agreement or any ancillary document hereto.

(ii)	The Purchasers shall deliver to the Sellers the following:

(9)	The Cash Due At Closing;

(10)	A duly executed Management Services Termination Agreement;

(11)	A duly executed Termination Agreement;

(12)	A duly executed General Release in favor of Sellers;

(13)	A duly executed Assignment and Assumption of Liabilities for the Practice;

(14)	A duly executed Assignment and Assumption of Contracts for the Practice;

(15)	A duly executed Assignment and Assumption of Leases for the Practice;

(8)	A duly executed Pledge Agreement;

(9)	A duly executed Secretary’s Certificate of the Practice certifying as to the resolutions approved by the Board of Directors to enter into this Settlement Agreement and consummate the transactions contemplated hereby and a Certificate of Good Standing for the Practice, all of which shall be attached to the Secretary’s Certificate; and

(10)	Such other resolutions, documents and certificates as are required or otherwise reasonably requested by the Sellers pursuant to the provisions of this Settlement Agreement.

8. Required Consents; Further Assurances. The Parties will use commercially reasonable efforts to obtain in writing, as promptly as possible, all consents, authorizations and approvals required to be obtained by any of them in connection with the transactions contemplated by this Settlement Agreement. In the event any Party discovers additional instruments, certificates, consents or other documentation are necessary to effectuate delivery of the Settlement Documents, or any other properties, rights and interests intended to be transferred in accordance with the Settlement Documents or this Settlement Agreement, each other Party agrees to execute and deliver such other instruments, certificates, consents, and documents as are reasonably requested by such Party.

9. Employees. The parties acknowledge and agree that the Sellers employ no individuals that work at the offices of Practice, and that all such individuals are employees of the Practice.

10. No Admission of Liability; Covenant Not to Sue.

a. The releases set forth in the General Releases are accepted by the parties hereto as compromises of disputed claims and comprise part of the transactions contemplated herein, and shall not be construed as an admission of liability on the part of any of the Parties hereto.

b. Each of the Parties hereto agrees that none of them, nor any of their respective agents, employees, personal or legal representatives, successors or permitted assigns will bring, commence, institute, maintain or prosecute any action at law or proceeding in equity, or any legal proceeding whatsoever, or any claim for relief or damages, against any of the other Parties hereto which is based in whole or in part on any of the matters or claims released under the General Releases. The parties hereto agree that the releases contained in the General Releases may be pleaded as a full and complete defense, and may be used as a basis for an injunction against, any action or suit or other proceeding that may be commenced, instituted, prosecuted or attempted by any of the other parties hereto or any of their personal or legal representatives, employees, agents, officers, directors, successors or permitted assigns, in breach of any of the provisions set forth in this Settlement Agreement. The parties hereto further agree that none of them will, at any time, take any action of any nature whatsoever to (i) obtain a determination that this Settlement Agreement, or the transactions contemplated hereby, are unlawful, illegal or against public policy, (ii) challenge the validity or enforceability of the Agreement or the transactions contemplated hereby, (iii) or that any of the arrangements set forth in the Agreement, or any of the transactions contemplated hereby, are unlawful in any other manner whatsoever.

11. Access to Records and Premises; Interim Operations.

a. For a period of three (3) years from the date hereof (or such longer period as may be necessary for the Parties to comply with applicable Federal and state regulations), the Parties hereto shall retain and provide each other and their designees with reasonable access to each other’s books and records for proper business purposes, including, but not limited to, for the purpose of defending claims asserted against the other, or as may be otherwise reasonably necessary in order for the Parties to carry on their business operations and to comply with applicable statutory, regulatory or judicial requirements provided such access shall require seventy-two (72) hours prior written notice and not interfere with the business operation of the other Party. On the Closing Date, Purchasers shall deliver to Sellers all intellectual property belonging to Sellers, including, but not limited to, marketing materials (including signs and logos), quality improvement processes, compliance programs, policy and procedure handbooks and manuals, and all other documents and materials in the possession of Purchasers that contain any confidential information.

12. Indemnity.

a. Each of the Sellers shall joint and severally indemnify, defend and hold harmless each of the Purchasers, their heirs, successors, assigns, past, present and future affiliates, parents and subsidiaries, and each of their past, present and future officers, directors, managers, employees, agents, shareholders, members, partners, insurers, successors and assigns (the “Purchaser Indemnitees”), from and against any demand, claim, action, damage or liability (including without limitation reasonable attorney fees, expert and outside consulting fees and related court expenses) (“Damages”) asserted against or imposed upon or incurred by the Purchaser Indemnitees, or any them, to the extent resulting from (i) a breach of any representation, warranty or covenant of any of the Sellers set forth in this Settlement Agreement or any Settlement Documents; (ii) any assertion of any claim or liability with respect to the Retained Liabilities; and (iii) any litigation, legal proceeding, or claim resulting from the wrongful or negligent conduct of any of the Sellers. The Purchasers shall promptly notify the Sellers of any such assertion, litigation, legal proceeding, or claim.

b. Each of the Purchasers shall jointly and severally indemnify, defend and hold harmless each of the Sellers, their successors, assigns, past, present and future affiliates, parents and subsidiaries, and each of their past, present and future officers, directors, managers, employees, agents, shareholders, members, partners, insurers, successors and assigns (the “Seller Indemnitees”), from and against any Damages asserted against or imposed upon or incurred by the Seller Indemnitees, or any them, to the extent resulting from (i) a breach of any representation, warranty or covenant of such Purchaser set forth in this Settlement Agreement or any Settlement Documents, (ii) any assertion with respect to the use, after the Closing Date, of the Non-Medical Assets, except with respect to assertions relating to the title thereof; (iii) any assertion of any claim or liability with respect to the Assumed Contracts; (iv) any assertion of any claim or liabilities with respect to the Assumed Liabilities; and (vi) any claim of medical malpractice with respect to services provided at the locations of Practice.

c. The indemnified party shall give prompt written notice to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreement contained in this Settlement Agreement, stating the nature and basis of said claims and the amounts thereof, to the extent known. After such notice, if the indemnifying party shall acknowledge in writing to the indemnitee that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit, action or claim and the indemnifying party shall have presented evidence satisfactory to the indemnitee of the indemnifying party’s financial ability to satisfy its obligations under this Settlement Agreement or, in the indemnitee’s sole discretion, the indemnifying party shall have provided to the indemnitee collateral or security sufficient to satisfy the indemnifying party’s obligations to the indemnitee hereunder, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such claim, lawsuit or action and to employ and engage attorneys of its own choice to handle and contest and defend the same, at the indemnifying party’s cost, risk and expense. If the claim, lawsuit or action is an insured claim under the indemnifying party’s applicable insurance coverage, the claim shall be submitted to the insurance carrier and the indemnification obligation shall only be for such amount as not covered by such insurance policy. The indemnitee shall cooperate in all reasonable respects, at the cost and expense of the indemnifying party, with the indemnifying party, the insurance carrier (if applicable) and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom, or in the processing and resolution of any claim filed with the insurance carrier, and both parties shall cooperate with each other to insure the diligent and timely resolution of the matters in this Settlement Agreement and in providing access to relevant books and records in their possession; provided, however, that the indemnitee may, at its own cost, select counsel and participate in the investigation, settlement, trial and defense of such claim, lawsuit or action and any appeal arising therefrom. No indemnifying party may effect any settlement that could result in any cost, expense or liability to the indemnitee unless such indemnitee consents in writing to such settlement and the indemnifying party agrees to indemnify the indemnitee therefore. No indemnitee may pay any claim or effect any settlement that could result (i) in any cost, expense or liability of the indemnifying party under this Settlement Agreement or otherwise, or (ii) in preventing the indemnifying party from recovering under the indemnifying party’s insurance coverage, unless the indemnifying party consents in writing to such payment or settlement; provided, however, that the indemnitee may pay any such claim or effect a settlement if the indemnitee relieves the indemnifying party of any liability therefor. All insurance proceeds collected pursuant to the indemnitee’s insurance coverage shall be paid to satisfy such claim, lawsuit or enforcement action and the balance, if any, shall be paid to the indemnitee. Any damages incurred by an indemnitee not covered by insurance shall be paid to indemnitee by the indemnifying party.

d. All of the representations, warranties, covenants, and agreements contained in this Settlement Agreement are material and have been relied upon by each of the parties hereto and shall survive the Closing for their applicable statute of limitations. The representations and warranties contained herein shall not be affected by any investigation, verification or examination by any party hereto or by anyone on behalf of such party.

e. Each party hereto acknowledges that he or it has had a full and fair opportunity to review this Settlement Agreement, understands all of its terms and provisions, and has consulted with an attorney of his or its choice before executing this Settlement Agreement. Each Party also acknowledges that no promises or inducements have been offered or given to him or it to persuade him or it to execute this Settlement Agreement, other than that consideration herein recited; that such party is not relying on any representations or statements by any other party in connection with this Settlement Agreement, other than representations and statements contained herein or instruments executed or delivered pursuant to this Settlement Agreement; and that this Settlement Agreement, together with instruments executed or delivered pursuant to this Settlement Agreement, is intended as a full accord and satisfaction of bona fide dispute concerning the relationship between the Parties.

f. Each party and his or its attorneys have made various statements and representations to the other party and his or its attorneys during negotiations leading to this Settlement Agreement. Nevertheless, each party specifically does not rely upon any statement, representation, legal opinion, or promise of any other party or his or its counsel in executing this Settlement Agreement or in making the settlement provided for herein, except as expressly stated in this Settlement Agreement. The representations and releases contained in this Settlement Agreement will survive the consummation of the transactions contemplated by this Settlement Agreement.

13. Confidentiality. No party will disclose or use the terms of this Settlement Agreement or the Settlement Documents, other than the fact of settlement, to anyone other than such party’s attorneys, members, managers, shareholders, lenders, or accountants, in connection with arbitration/ litigation to enforce this Settlement Agreement, or as otherwise required by law or as deemed appropriate by the Sellers’ legal counsel in connection with securities and other laws. Further, the Parties agree that if any breach of this Section 13 occurs, irreparable harm not fully compensable by damages will occur. For that reason, in the event of any breach of this Section 13, the nonbreaching Party will be entitled to injunctive relief, as well as damages. Notwithstanding the arbitration provision of this Settlement Agreement, either Party may seek injunctive relief in any court having jurisdiction to enforce this Section 13.

14. Nondisparagement. From and after the date of this Settlement Agreement, each party will refrain from making any disparaging statements, communications or comments about another party to this Settlement Agreement, and from in any way interfering with their existing or prospective business relationships.

15. Notices. All notices, requests, demands, claims, and other communications under this Settlement Agreement must be in writing. Any notice, request, demand, claim, or other communication under this Settlement Agreement will be deemed duly given only if it is sent by registered, certified, or express mail, return receipt requested, postage prepaid, and must be addressed to the intended recipient as follows:

If to the Sellers, or any of them, at:	PainCare Holdings, Inc.
1030 North Orange Avenue
Suite 105
Orlando, Florida 32801
Attention: CEO

If to the Purchasers, or any of them, at:	Lawrence F. Cohen, M.D.
150 West Main Street
Danville, Virginia 24541

With a copy to:	LeClair Ryan, A Professional Corporation
951 East Byrd Street
Richmond, Virginia 23219
Attn: Andrew W. White, Esq.

Notices will be deemed given and received upon confirmation of receipt if sent by facsimile, the one day after pick-up if sent by reputable overnight courier, next day delivery service, or three (3) days after mailing if sent by certified or registered mail, or when delivered by express mail. Either Party may change the address to which notices, requests, demands, claims and other communications under this Settlement Agreement are to be delivered by giving the other Party notice in the manner set forth above.

16. Final Agreement. This Settlement Agreement, together with the other Settlement Documents, constitutes a single, integrated, written contract expressing the entire agreement of the Parties relative to this matter. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party, except as specifically set forth in this Settlement Agreement. All prior discussions and negotiations have been and are merged and integrated into and are superseded by, this Settlement Agreement.

17. Governing Law. This Settlement Agreement will be governed and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to choice of law principles.

18. Amendments in Writing. Any amendments to this Settlement Agreement must be in writing and signed by or on behalf of all Parties to the Settlement Agreement.

19. Enforceability; Waiver. Should any provision of this Settlement Agreement be found legally unconscionable, objectionable, or otherwise unenforceable, all other provisions of this Settlement Agreement will remain in full force and effect. No delay or omission on the part of any Party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Settlement Agreement.

20. No Assignment of Any Rights or Claims. The Parties to this Settlement Agreement warrant that they have not assigned the claims released herein, that they will not assign the claims before the Closing, and that they have the full right to execute this Settlement Agreement.

21. Survival. The warranties, representations, covenants and agreements contained in this Settlement Agreement will survive the Closing.

22. Section Headings. The section headings appearing in this Settlement Agreement have been inserted for the purpose of convenience and ready reference. They do not purport to, and should not be deemed to define, limit, or extend the scope or intent of any section.

23. Cooperation in Drafting. Each party has cooperated in the drafting and preparation of this Settlement Agreement. Hence, in any litigation or arbitration concerning this Settlement Agreement, the same will not be construed against any party.

24. Expenses. All expenses in connection with the preparation of this Settlement Agreement and Settlement Documents, including, without limitation, counsel fees, accounting fees and disbursements, shall be borne by the respective party(ies) incurring such expense, whether or not such transactions are consummated.

25. Execution in Counterparts and by Facsimile. This Settlement Agreement may be signed in counterparts and facsimile copies, each of which may be delivered by telecopy or other electronic means as agreed to by the Parties, but will not be effective until all parties have signed and delivered at least one counterpart.

26. Time is of the Essence. Time is of the essence with regard to all terms and provisions set forth in this Agreement.

[Signatures appear on next page]

This Settlement Agreement is hereby made as of the Effective Date.

“SELLERS”

PainCare Holdings, Inc.	PainCare Acquisition Company XVIII, Inc.

By:	By:

Attest:	Attest:

“PURCHASERS”

Piedmont Centers for Spinal Disorders of Virginia, P.C.	Dr. Cohen

By:
Lawrence F. Cohen, M.D.
Attest: